UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                November 20, 2006

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                1-4347                06-0513860
 (State or Other Jurisdiction      (Commission           (I.R.S. Employer
        of Incorporation)          File Number)         Identification No.)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

In a Press Release dated November 20, 2006, the Registrant announced its final third quarter 2006 results. The Registrant's Press Release is furnished herewith as Exhibit 99.1.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Registrant has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

References to non-GAAP earnings per share are included in the earnings release because management believes that net income from continuing operations and diluted earnings per share, excluding the effect of the one-time tax adjustment, is useful information for investors and should be presented in addition to income determined in accordance with generally accepted accounting principles
(GAAP).

The third quarter 2005 results include additional one-time adjustments to earnings required to properly state certain tax accounts as of the end of that period. These adjustments primarily relate to an IRS audit of Durel Corporation tax filings for certain years prior to the Company's acquisition of this business in 2003.

The one-time tax adjustment in the third quarter of 2006 was the result of a favorable determination of IRS audits for the 2002 and 2003 fiscal years, adjustments relating to the fiscal 2005 federal tax filing, and a one-time tax expense associated with reconciliation of the Company's tax accounts. Rogers reviews the operating results of its businesses excluding the impact of any one-time tax adjustments because it provides an additional basis of comparison. As a result, management believes that excluding such adjustments is useful in comparing past, current and future periods.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.                      Description
-----------                      -----------

99.1 Press release, dated November 20, 2006, issued by Rogers Corporation (furnished herewith pursuant to Item 2.02)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ROGERS CORPORATION


                                           By:  /s/ Dennis M. Loughran
                                               ---------------------------
                                               Dennis M. Loughran
                                               Vice President, Finance and
                                               Chief Financial Officer

Date: November 20, 2006